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                                                                    EXHIBIT 99.1

                 N   E   W   S      R   E   L   E   A   S   E


[PS GROUP HOLDINGS LOGO]

      PS GROUP HOLDINGS, INC. REPORTS OPERATING RESULTS FOR THE YEAR 1999

     San Diego, CA, March 3, 2000 - PS Group Holdings, Inc. (PSGH) reported today net income for 1999 of $3.8 million - $.63 per share - compared to net income of $3.2 million - $.52 per share - in 1998. Results from continuing operations for 1999 were net income of $3.6 million - $.60 per share - compared to net income of $3.2 million - $.52 per share in 1998. 1998 results included the benefit of a fourth quarter $8.0 million - $1.32 per share - reduction of income tax liabilities recorded in prior years. Both 1999 and 1998 included additional unusual items - all of which are summarized below. Results for 1999 (both fourth quarter and the full year) reflect $.2 million - $.03 per share - of additional net income from discontinued operations related to the reduction in close down expenses for the fuel sales divisions.

Results for the Fourth Quarter of 1999
--------------------------------------

     Results for 1999's fourth quarter, which include the small benefit from the discontinued operations mentioned above and the other unusual item set forth below, were net income of $.5 million - $.09 per share - in 1999 compared to net income of $7.2 million - $1.20 per share - in 1998 (including the $8.0 million - $1.32 per share - gain in 1998 related to the reduction of income tax liabilities). Results for continuing operations in the fourth quarter were net income of $.4 million - $.06 per share - in 1999 and net income of $7.2 million
- $1.20 per share - in 1998's fourth quarter (including the $8.0 million - $1.32 per share - gain mentioned above).

Proposed Merger Transaction Involving PSGH Still Pending
--------------------------------------------------------

     Stockholders of PSGH are scheduled to vote at a special meeting on March 13, 2000 on a proposed merger transaction announced December 20, 1999, with an affiliate of Integrated Capital Associates, Inc. This transaction would result in the acquisition of PSGH for $12 per share. Please see the table (shown below) of unusual items which includes a charge to expense for costs incurred in 1999 related to the pending merger transaction. Additional expenses related to the pending merger and related litigation (see following) have and will be incurred subsequent to 1999.

     As previously reported in PSGH's Current Report on Form 8-K filed with the SEC on January 26, 2000, on December 27, 1999 a purported stockholder class action was filed against PSGH and its directors in the California Superior Court for the County of San Diego challenging the proposed merger. On February 18, 2000, plaintiff filed an amended complaint in the state court action to add allegations that the defendants failed to disclose, in PSGH's proxy statement dated February 11, 2000 related to the proposed merger, certain information regarding PSGH's subsidiary, Statex Petroleum, Inc. ("Statex"), and PSGH's year-end and fourth quarter 1999 results. As a result of the filing of the amended complaint and because plaintiff did not file a motion for expedited discovery, the previously scheduled February 25, 2000 state court hearing was effectively vacated. On February 22, 2000,

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plaintiff's counsel notified defendant's counsel that plaintiff intended to apply for a temporary restraining order to enjoin the proposed transaction. On the same day, defendants removed the case to U.S. District Court for the Southern District of California. On March 1, 2000, the plaintiff made a motion to remand the case back to the state court. The defendants are opposing that motion.

Proposed Sale of Oil and Gas Subsidiary Still Pending
-----------------------------------------------------

     The previously announced letter of intent to sell Statex to Statex's management is still in effect. The proposed buyers have obtained a financing commitment, but the transaction remains subject to the negotiation and execution of mutually acceptable definitive acquisition and financing documentation and to the satisfaction of the closing conditions specified therein. If the sale occurs before the PSGH merger (see above), a loss on sale will be recorded. Based on PSGH's investment at year-end 1999, the Statex sale would result in a net loss of approximately $.8 million - ($.14) per share on net proceeds of $4.5 million (whether the proposed sale of Statex closes before or after the proposed acquisition of PSGH, or does not occur at all, these proceeds will not affect the $12 per share price in the pending merger transaction).

Unusual Items Included in Results from Continuing Operations
------------------------------------------------------------

     With the discontinuance of the fuel sales divisions in 1998, PSGH operates, through subsidiaries, three business segments - aircraft leasing, oil and gas production and development, and fuel storage and distribution (primarily facilities operated by third parties at two airports). Both 1999 and 1998 results from these continuing operations included unusual items which are summarized below (in thousands, except per share data):

                                                                      Increase (decrease) in earnings after taxes
                                                        ------------------------------------------------------------------------
                                                                Fourth Quarter                                Year
                                                        -------------------------------         --------------------------------
                                                           Amount          Per Share                Amount          Per Share
                                                        -------------   ---------------         --------------   ---------------
1999 Continuing Operations

Unreimbursed transaction costs related to
pending merger transaction                                   $  (450)            $(.08)               $  (450)           $ (.08)

Estimated additional investigation,
remediation and litigation costs related to
environmental issues at San Francisco
International Airport                                           (150)             (.02)                  (150)             (.02)

Statex increased deferred compensation
expense for two retirees                                           -                 -                   (131)             (.02)

Statex loss on swap agreements used to
hedge volatility of oil prices                                  (217)             (.04)                  (349)             (.06)

Gains on sale of aircraft:
  One MD-80 and one BAe 146 aircraft                             187               .03                      -                 -
  One MD-80 and six BAe 146 aircraft                               -                 -                    758               .12
                                                             -------             -----                -------            ------
                                                             $  (630)            $(.11)               $  (322)           $ (.06)
                                                             =======             =====                =======            ======

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
                                                                       Increase (decrease) in earnings after tax
                                                            --------------------------------------------------------------------
                                                                Fourth Quarter                               Year
                                                            --------------------------------------------------------------------
                                                              Amount         Per Share                 Amount         Per Share
                                                            ----------      -----------              -----------    ------------
1998 Continuing Operations

Reduction in income tax liabilities recorded
in prior years and no longer required due
to a revised estimate of settlement for taxes
and interest assessed by the State of
California for the years 1987 through 1990
and a current evaluation of other deferred
tax liabilities                                              $ 8,000             $1.32                $ 8,000            $ 1.32

Impairment loss on oil and gas property
resulting from lower oil and gas prices                       (1,567)             (.26)                (7,585)            (1.25)
                                                             -------             -----                -------            ------
                                                             $ 6,433             $1.06                $   415            $  .07
                                                             =======             =====                =======            ======

Segment Results
---------------

     Aircraft Leasing.  Excluding the aircraft sale gains and the reduction in
     ----------------
income tax liabilities in 1998, PSGH's aircraft leasing subsidiary, PS Group, Inc. ("PSG"), recorded slightly higher net income in 1999's fourth quarter and full year compared to the comparable periods in 1998 despite lower lease revenues. PSG's 1999 results were enhanced by lower interest expense (primarily from debt pay-downs) and an adjustment to lease revenues (primarily resulting from the sale of five BAe 146's early in 1999). These items more than offset the reduction in income from financing leases and fewer aircraft on lease due to the sale of the five BAe 146's in April 1999 and one MD-80 and the last BAe 146 in the fall of 1999.

     Oil and Gas Production and Development.  Despite lower production, Statex
     --------------------------------------
recorded a small profit in the fourth quarter of 1999 and a "break-even" in the year 1999 (versus losses in the same periods in 1998) as a result of higher oil prices, lower depreciation, depletion and amortization (due to the write-down of oil properties in 1998), and cost controls. Fourth quarter 1999 results were reduced by after-tax reductions in revenue of $217,000 - $(.04) per share - for losses on swap agreements used to hedge the volatility of oil prices. 1999 results were reduced by an after-tax expense of $131,000 - $(.02) per share - to increase the deferred compensation of two retirees and by after-tax reductions in revenue of $349,000 - $(.06 per share) - for losses on the swap agreements. Because of these swap agreements, over 40% of the benefit of higher oil prices did not flow through to Statex in the fourth quarter of 1999. These swap agreements, which were entered into to protect Statex from a decline in oil prices, continue through April 2000.

     Fuel Storage and Distribution.  As a result of the environmental related
     -----------------------------
expenses shown in the above table, PS Trading, Inc., PSGH's fuel storage and distribution subsidiary, recorded a net loss for the fourth quarter versus a net profit in 1998's fourth quarter. Net profits for 1999 were also reduced from 1998 due to added maintenance expenses.

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Utilization of Tax Benefits
---------------------------

          With the sale of the seven aircraft in 1999, it is estimated that PSG has fully utilized its substantial federal net operating loss carryforwards and partially utilized its investment tax credit carryforwards ("ITC's"). As of year-end 1999, the estimated remaining tax benefits carryforwards total approximately $7.7 million for ITC's and $3.5 million for the alternative minimum tax.

Forward-Looking Statements
--------------------------

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this release may be deemed forward-looking, such as: the status of the proposed acquisition of PSGH; the status of the letter of intent to sell Statex and the effect of such sale, if it occurs, on the financial statements of PSGH; the usage and future availability of certain tax benefits; and the potential liability for environmental contamination at the San Francisco International Airport (SFIA), the related cost of remediation and pending potential litigation; the revised estimate of income tax liabilities due to the State of California and for other deferred tax liabilities; the estimated income tax liability; and the estimated fair value of oil and gas properties that was used in computing the impairment loss. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including, but not limited to: the possibility that the proposed acquisition of PSGH will not close; the possibility that the preliminary agreement regarding the proposed sale of Statex will not be completed; PSGH's ability to realize the remaining tax benefits; the uncertainties inherent in estimating the cost of environmental remediation and related pending and potential litigation at SFIA; the possibility of future adjustments to income tax liability; the possibility of future impairment losses related to oil and gas properties; the impact of the volatility of the prices of crude oil and natural gas prices on Statex; the amount of additional unreimbursed transaction and litigation expenses related to the pending merger transaction; the impact of economic conditions on each business segment; the impact of competition; the impact of governmental legislation and regulation and possible future changes therein; and other risks discussed in this press release and in filings PSGH has made with the Securities and Exchange Commission.
Should any of such risks or uncertainties materialize or should other assumptions prove incorrect, actual results or outcomes may vary materially from those contemplated in such forward-looking statements. PSGH does not undertake to publicly update or revise its forward-looking statements.

                                 # # #

      CONTACT - LAWRENCE A. GUSKE, PS GROUP HOLDINGS, INC. - 858.642.2982

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PS Group Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)


                                               Three Months                           Year
                                              Ended Dec. 31,                      Ended Dec. 31,
                                        --------------------------         ---------------------------
                                          1999             1998               1999             1998
                                        ---------       ----------         ----------        ---------
Continuing operations:
  Revenues:
    Aircraft leasing                      $3,360           $ 5,525           $17,300          $ 23,855
    Gains on aircraft sales                  313                 -             1,280                 -
    Oil and gas production                 2,008             1,232             6,825             6,054
    Fuel storage and distribution            206               192               812               790
    Interest and other income                403               341             1,220             1,552
                                        ---------       ----------         ----------        ---------
                                           6,290             7,290            27,437            32,251
                                        ---------       ----------         ----------        ---------
  Costs and expenses:
    Cost of sales                          1,381             1,058             4,517             5,131
    Depreciation, depletion and            1,274             2,448             7,256            11,892
     amortization
    Impairment loss on oil & gas               -             2,600                 -            12,800
     properties
    Environmental remediation                253                 -               253                 -
     expenses
    General and administrative             1,741             1,307             4,396             3,452
     expenses
    Interest expense                         977             1,336             4,654             6,957
                                        ---------       ----------         ----------        ---------
                                           5,626             8,749            21,076            40,232
                                        ---------       ----------         ----------        ---------
   Income (loss) from continuing
    operations before taxes                  664            (1,459)            6,361            (7,981)
  Provision (credit) for taxes               299            (8,689)            2,700           (11,142)
                                        ---------       ----------         ----------        ---------
          Income from continuing             365             7,230             3,661             3,161
           operations
Discontinued operations, net of tax          185                 -               185                 -
                                        ---------       ----------         ----------        ---------
          Net income                    $    550        $    7,230         $    3,846        $   3,161
                                        =========       ==========         ==========        =========

Basic and diluted net income per
 share:
  Continuing operations                     $.06             $1.20              $.60              $.52
  Discontinued operations                    .03                 -               .03                 -
                                        ---------       ----------         ----------        ---------
          Net income per share              $.09             $1.20              $.63              $.52
                                        =========       ==========         ==========        =========
Shares used in determining basic and
   diluted net income per share            6,068             6,068             6,068             6,068
                                        =========       ==========         ==========        =========

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